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                                                                   Exhibit 10.17


                        TERMINATION AND RELEASE AGREEMENT


                  This Termination and Release Agreement (the "AGREEMENT") is entered into as of December 20, 2001 by and among American Residential Investment Trust, Inc., a Maryland corporation (the "COMPANY"), Home Asset Management Corp., a Delaware corporation (the "MANAGER"), TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust, TCW/Crescent Mezzanine Investment Partners, L.P., Crescent/Mach I Partners, L.P. and TCW Shared Opportunity Fund II, L.P. (collectively, the "TCW ENTITIES") and MDC REIT Holdings, L.L.C., a Delaware limited liability company ("HOLDINGS"). The Company, the Manager, the TCW Entities and Holdings are collectively referred to herein as the "PARTIES".

                                    RECITALS

                  WHEREAS, the Company and the Manager have previously entered into that certain Management Agreement, dated as of February 11, 1997 and as amended August 1997, in connection with the initial funding of the Company (as amended, the "MANAGEMENT AGREEMENT").

                  WHEREAS, the Company and the Manager now desire to terminate the Management Agreement and provide for certain other ongoing obligations between them.

                  WHEREAS, in order to induce the Company to enter into this Agreement, and as a condition to closing the transactions contemplated by this Agreement, the Parties have agreed to amend the Securities Purchase Agreement, dated as of February 11, 1997, by and among the Parties (the "SECURITIES PURCHASE AGREEMENT").

                  WHEREAS, the TCW Entities will be the indirect beneficiaries of the Purchase Price (as defined herein) paid by the Company to the Manager pursuant to the covenant in this Agreement obligating the Manager to apply the Purchase Price as partial payment of the 12% Senior Secured Notes due February 11, 2002 that the Manager issued to the TCW Entities pursuant to the Securities Purchase Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, undertakings and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                     TERMINATION OF THE MANAGEMENT AGREEMENT

         1.1 TERMINATION OF THE MANAGEMENT AGREEMENT. Upon the terms and subject to the conditions of this Agreement, at the closing of the transactions contemplated by this Agreement,


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the Management Agreement shall be terminated in its entirety and shall be of no further force and effect.

         1.2 CLOSING. The Closing shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121-2133 at 10:00 a.m. local time as soon as practical following the execution of this Agreement, which shall be no later than the fifth business day after the satisfaction or waiver of the conditions of the obligations of the Parties set forth in ARTICLE V of this Agreement and in no event later than December 31, 2001, unless another date or place is agreed to in writing by the Company and the Manager (the "CLOSING DATE").

         1.3      ACTIONS OF THE CLOSING. At the closing:

                  (a) The Company shall deliver to the Manager all of the certificates, instruments and documents referred to in Section 5.2;

                  (b) The Manager shall deliver to the Company all of the certificates, instruments and documents referred to in Section 5.3 including, without limitation, the Amended Registration Rights Agreement (as defined in Section 5.2(e)), the Amended Securities Purchase Agreement (as defined in
Section 5.3(g)) and the Voting Agreement (as referenced in Section 5.3(h)). The Amended Registration Rights Agreement, the Amended Securities Purchase Agreement, the Voting Agreement and this Agreement are collectively referred to herein as the "TRANSACTION DOCUMENTS".

                  (c) The Company shall also deliver to the Manager Ten Million Dollars ($10,000,000) (the "PURCHASE PRICE"), as adjusted pursuant to
Section 1.3(d) below, in immediately available funds, which shall be wired to an account designated by the Manager.

                  (d)      The Purchase Price shall be adjusted pursuant to
Schedule 1.3(d) attached hereto.

         1.4      EQUITY PAYMENTS.

                  (a) At the end of each of the first sixteen (16) full calendar quarters following the Closing, if the weighted average closing price ("AVERAGE TRADING PRICE") of the Company's common stock reported by the New York Stock Exchange has exceeded $11.875 per share for that quarter (a "QUALIFYING QUARTER"), the Company shall be entitled to an equity payment payable by the Manager as set forth below.

                  (b) On the tenth day following a Qualifying Quarter, the Manager will pay to the Company, in cash or shares of the Company's common stock (the value of the Company stock being equal to the Average Trading Price of the Qualifying Quarter), at the Manager's election, an amount, if any, equal to (i) the product of (a) 1.6 million and (b) the amount by which the Average Trading Price for the Qualifying Quarter exceeds $11.875 per share, minus (ii) the aggregate amount previously paid in accordance with the terms of this Section 1.4(b).


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                  (c)      The aggregate of all payments made pursuant to this
Section 1.4 shall not exceed an amount equal to $5 million minus the sum of (i) $1.67 million if the $5 million Senior Subordinated Secured Revolving Credit Facility to be provided by the TCW Entities (the "REVOLVER") is drawn upon by the Company within one year of the Closing, (ii) $1.67 million the first time the Revolver is renewed (whether or not any amounts are actually drawn down from the Revolver), and (iii) $1.67 million the second time the Revolver is renewed.

                  (d) The Company shall immediately reimburse the Manager for any payment previously made pursuant to this Section 1.4 that exceeds the aggregate amount payable determined in accordance with the above Section 1.4(c).

                  (e) No payments shall be required to be made pursuant to this Section 1.4 if at any time payment would otherwise be due there exists any Default or Event of Default (each as defined in the Revolver) under the Revolver, PROVIDED, HOWEVER, that if such Default or Event of Default is cured pursuant to the terms of the Revolver than any such payment due pursuant to this Section shall be due and payable immediately following such cure.

                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                   THE MANAGER, THE TCW ENTITIES AND HOLDINGS

         The Manager, the TCW Entities and Holdings each hereby represents and warrants, with respect to itself only, severally and not jointly, to the Company as follows:

         2.1 AUTHORITY. The Manager, the TCW Entities or Holdings, as applicable, has the corporate or other power and authority to enter into the Transaction Documents and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors (or similar governing body) of the Manager, the TCW Entities or Holdings, as applicable, and no other corporate, limited liability company or limited liability partnership proceedings, as the case may be, on its part is necessary to authorize the execution and delivery of the Transaction Documents or the performance by it of its respective obligations thereunder. The Transaction Documents have been duly and validly executed and delivered by the Manager, the TCW Entities or Holdings, as applicable, and constitute valid and binding agreements, enforceable against the Manager, the TCW Entities or Holdings, as applicable, in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         2.2 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar organizational documents of the Manager, the TCW Entities or Holdings, as applicable, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or


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both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other material instrument or obligation to which the Manager, the TCW Entities or Holdings, as applicable, is a party or by which any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation applicable to the Manager, the TCW Entities or Holdings, as applicable, or any of its properties or assets.

         2.3 CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Manager, the TCW Entities or Holdings, as applicable, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Manager, the TCW Entities and Holdings as follows:

         3.1 AUTHORITY. The Company has the corporate power and authority to enter into the Transaction Documents and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Transaction Documents or the performance by the Company of its obligations thereunder. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         3.2 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar organizational documents of the Company, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which any of its properties or assets may be bound, or
(iii) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation applicable to the Company or any of its properties or assets.


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         3.3      CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Company in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby.

                                   ARTICLE IV
                        COVENANTS; ADDITIONAL AGREEMENTS

         4.1      BOARD REPRESENTATION

                  (a) Upon the closing of the transactions contemplated by this Agreement, the Board of Directors of the Company (the "BOARD") will be increased from seven (7) members to eight (8) members. The vacancy created by the increase in the size of the Board will be allocated to the Class I Directors.

                  (b) The Board will initially nominate and elect to fill the vacancy in the Class I Directors a representative designated by the Manager (the "MANAGER DESIGNEE").

                  (c) The Manager Designee shall be appointed to the Compensation Committee of the Board and in the event an Executive Committee is created, to the Executive Committee of the Board (collectively, the "COMMITTEES").

                  (d) The Company shall take all reasonable steps to maintain the Manager Designee on the Board and the Committees, including nominating the Manager Designee for re-election, provided that the Manager and the TCW Entities (and their affiliates) collectively beneficially own at least 800,000 shares of common stock of the Company.

                  (e) In the event that the Manager no longer has any Manager Designee on the Board, then the TCW Entities shall be entitled to have one representative (the "BOARD REPRESENTATIVE") observe, but with no right to participate or vote at, all Board and Committee meetings, PROVIDED THAT (i) such representative is subject to the Company's insider trading policy and to an appropriate confidentiality agreement with the Company; and (ii) the TCW Entities (and their affiliates) beneficially owns at least 400,000 shares of the common stock of the Company, or the Company has any amounts owing under the Revolver. PROVIDED, HOWEVER, that such Board Representative will not be allowed to attend a Board meeting if a majority of the Board reasonably believes, based upon advice from counsel, that such Board Representative's attendance at such meeting would adversely affect attorney-client privilege relating to matters directly involving the Manager or the TCW Entities, between the Company and its counsel, and in such case, only for the portion of such meeting during which confidential matters relating to such privilege are being discussed.

                  (f) During the period that the Manager has a right to nominate a Manager Designee to the Board or the TCW Entities have a right to a Board Representative, each pursuant to Section 4.1, then the TCW Entities shall be entitled to have one analyst observe, but with no right to participate or vote at, all Board meetings, PROVIDED THAT such analyst is subject to the


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Company's insider trading policy and to an appropriate confidentiality agreement with the Company. PROVIDED, HOWEVER, that such Board Representative will not be allowed to attend a Board meeting if a majority of the Board reasonably believes, based upon advice of counsel, that such analyst's attendance at such meeting would adversely affect attorney-client privilege relating to matters directly involving the Manager or the TCW Entities between the Company and its counsel, and in such case, only for the portion of such meeting during which confidential matters relating to such privilege are being discussed.

                  (g) For so long as there is a Manager Designee on the Board, the Manager, the TCW Entities or Holdings shall not nominate, including but not limited to submitting any stockholder proposal to nominate, any other nominee to the Board who was or is an employee, officer, director, manager, agent or affiliate of the TCW Entities, TCW/Crescent Mezzanine, L.L.C., TCW Asset Management Company, or TCW Investment Management Company.

         4.2 MUTUAL RELEASE. In consideration of the covenants and agreements contained herein, and on behalf of their affiliates, agents, representatives, successors, assigns, officers, directors, employees, control persons and subsidiaries or affiliate companies and successors, the Company on the one hand and the Manager, the TCW Entities and Holdings on the other, hereby fully and forever release and discharge each other (and all of their respective officers, directors, managers, employees, agents, successors, assigns, control persons and subsidiaries or affiliate companies), from any and all claims, demands, liabilities, obligations, responsibilities, suits, actions and causes of action, whether liquidated or unliquidated, fixed or contingent, known or unknown, past, present or future, or otherwise, including, but not limited to, current and past defaults, arising out of or relating to the Management Agreement or the Securities Purchase Agreement. The Parties acknowledge that each of them may discover facts or law different from, or in addition to, the facts or law that each knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the releases contained herein shall be effective and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

                  (a) WAIVER. All rights under Section 1542 of the Civil Code of the State of California, and under any and all similar laws of any governmental entity, are hereby expressly waived. Each party is aware that said
Section 1542 of the Civil Code provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         The Parties acknowledge that they have read all of this Agreement and the other Transaction Documents, including the above Civil Code section, and that they fully understand both the Agreement and the other Transaction Documents and the Civil Code section.

                  (b) FULL SETTLEMENT. The Company on the one hand and the Manager, the TCW Entities and Holdings on the other, agree that this Agreement and the other Transaction


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Documents are in full and complete settlement of the rights and obligations of the Company to the Manager, the TCW Entities and Holdings, and of the Manager, the TCW Entities and Holdings to the Company in connection with the Management Agreement and the Securities Purchase Agreement. The Parties agree that they will not prosecute, or allow to be prosecuted on their behalf, in an administrative agency or court, whether state or federal, any claim or demand of any type related to the matters released herein, it being the intention of the Parties that with the execution of this Agreement and the other Transaction Documents, the Parties will as and to the extent set forth herein be absolutely, unconditionally and forever discharged of and from all obligations related in any way to the matters discharged herein. This Agreement may be pleaded as full and complete defense to any action, suit or claim or other proceeding of any type which may be prosecuted, initiated or attempted in violation of the terms hereof. The Parties shall be entitled to receive their reasonable attorneys' fees and other related legal expenses incurred in defending against any suit, action or claim brought or attempted in violation of the terms of this Agreement, including any appeal thereof.

         4.3 USE OF PROCEEDS. The Manager shall apply the entire Purchase Price as partial payment of the 12% Senior Secured Notes due February 11, 2002, issued pursuant to the Securities Purchase Agreement.

         4.4 EQUITY PAYMENT ASSURANCE. The Manager and/or Holdings will retain a sufficient number of shares of the Company's common stock currently held by Holdings, or will take all actions necessary to ensure that 240,000 shares of the Company's common stock currently held by Holdings (the "RETAINED SHARES"), are retained by Holdings, to satisfy any obligation the Manager may have pursuant to Section 1.4. The Retained Shares shall be properly legended to restrict the transfer of the Retained Shares pending (i) the lapse of the Company's right to equity payments pursuant to Section 1.4, or (ii) the negotiation of substitute assets, as discussed below. In the event that the Manger and/or Holdings desires to transfer any of the Retained Shares and not retain them, then prior to such transfer, the Company, the Manager and Holdings shall negotiate for substitute assets to be held by the Manager and/or Holdings to satisfy the obligations of this Section 4.4 and such negotiations shall be memorialized by definitive fully executed and delivered documents by the Company, the Manager and Holdings.

         4.5 EXPENSES. The Company, the Manager, the TCW Entities and Holdings shall each bear its respective expenses and legal fees incurred with respect to the Transaction Documents and the Revolver and the transactions contemplated thereby, except that the Company will reimburse all out of pocket expenses, including legal and due diligence fees and related expenses, incurred by the Manager, the TCW Entities and Holdings in connection with the transactions contemplated by the Transaction Documents and the Revolver up to an aggregate maximum of $250,000.

         4.6 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the Parties agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Transaction Documents, including cooperating fully with the other parties, including by


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providing any requested information. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of any of the Transaction Documents, the Parties shall make reasonable efforts to take all such necessary action.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                  (a) All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authority shall have been filed, occurred or been obtained.

                  (b) There shall be no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby; nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which makes the consummation of the transactions contemplated hereby illegal.

         5.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE MANAGER, THE TCW ENTITIES AND HOLDINGS. The obligations of each of the Manager, the TCW Entities and Holdings to effect the transactions contemplated hereby are subject to the satisfaction of each of the following conditions, any of which may be waived in writing executed by the Manager, the TCW Entities and Holdings:

                  (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Manager, the TCW Entities and Holdings shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

                  (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Manager, the TCW Entities and Holdings shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

                  (c) The Manager, the TCW Entities and Holdings shall have received from the Company a certificate of the Secretary of the Company certifying to be true, complete and correct in every particular attached copies of (i) the Company's charter documents as amended to date, (ii) the Company's Bylaws as amended to date and (iii) the resolutions of the Company's


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Board of Directors approving the Transaction Documents and the transactions contemplated thereby;

                  (d) The Manager, the TCW Entities and Holdings shall have received a legal opinion from the Company's legal counsel as to the matters listed in EXHIBIT A;

                  (e) The Company shall have executed and delivered the Amendment No. 1 to the Registration Rights Agreement, dated as of February 11, 1997 (the "AMENDED REGISTRATION RIGHTS AGREEMENT"), by and among the Company and the signatories thereto substantially in the form attached hereto as EXHIBIT B; and

                  (f) The Manager, the TCW Entities and Holdings shall have received from the Company such other documents as the Manager's or the TCW Entities' or Holdings' counsel shall have reasonably requested, in form and substance reasonably satisfactory to the Manager's or TCW Entities' or Holdings' counsel as applicable.

         5.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to close the transactions contemplated hereby is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, executed by the Company:

                  (a) The representations and warranties of the Manager set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and the Company shall have received a certificate signed on behalf of the Manager by an executive officer of the Manager to such effect;

                  (b) The representations and warranties of the TCW Entities set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and the Company shall have received a certificate signed on behalf of each of the TCW Entities by its General Partner or Managing Director to such effect;

                  (c) The representations and warranties of Holdings set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and the Company shall have received a certificate signed on behalf of Holdings by the Managing Member of Holdings to such effect;

                  (d) The Manager shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Manager by an executive officer of the Manager to such effect;

                  (e) Each of TCW Entities shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date,


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and the Company shall have received a certificate signed on behalf of each of the TCW Entities by its General Partner or Managing Director to such effect;

                  (f) Holdings shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Holdings by the Managing Member of Holdings to such effect;

                  (g) The Company shall have received the fully executed Amendment No. 1 to the Securities Purchase Agreement (the "AMENDED SECURITIES PURCHASE AGREEMENT"), in substantially the form attached hereto as EXHIBIT C;

                  (h) The Company shall have received the fully executed Voting Agreement, substantially in the form attached hereto as EXHIBIT D;

                  (i) The closing of the transactions contemplated by the Revolver shall occur simultaneously with or prior to the Closing;

                  (j) The Company has received an opinion from their financial advisor that the transactions contemplated by this Agreement are fair, from a financial point of view, to the stockholders of the Company;

                  (k) The Company has received a legal opinion from the Manager's, the TCW Entities' and Holdings' legal counsel as to the matters listed in EXHIBIT E; and

                  (l) The Company shall have received from the Manager, the TCW Entities and Holdings such other documents as the Company or its counsel shall have reasonably requested, in form and substance reasonably satisfactory to the Company and its counsel.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend, protect and hold harmless the Manager, the TCW Entities and Holdings, each of their respective successors and assigns and each of their directors, managers, officers, employees, agents and affiliates (each a "MANAGER INDEMNIFIED PARTY"), against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation ("LOSSES")) based upon, resulting from or arising out of (i) any inaccuracy or breach of any representation or warranty of the Company contained in or made in connection with this Agreement, and (ii) the breach by the Company of, or the failure by the Company to observe, any of its covenants or other agreements contained in or made in connection with this Agreement. The indemnification provided for in this Section 6.1 shall terminate two (2) years after the Closing Date (and no claims shall be made by the Manager, the TCW Entities or Holdings under this Section 6.1 thereafter).

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         6.2      INDEMNIFICATION BY THE MANAGER. The Manager, the TCW Entities
and Holdings shall each severally, and not jointly, indemnify, defend, protect and hold harmless the Company, each of its directors, managers, officers, successors and assigns and each of its respective trustees, beneficiaries, employees, agents and affiliates (each a "COMPANY INDEMNIFIED PARTY"), against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation ("LOSSES")) based upon, resulting from or arising out of (i) any inaccuracy or breach of any of its representations or warranties contained in or made in connection with this Agreement, and (ii) its breach of, or failure to observe, any of its respective covenants or other agreements contained in or made in connection with this Agreement. The indemnification provided for in this Section 6.2 shall terminate two (2) years after the Closing Date (and no claims shall be made by the Company under this Section 6.2 thereafter).

         6.3      MANNER OF INDEMNIFICATION. All indemnification under this
ARTICLE VI shall be effected by the payment of cash or delivery of a bank cashier's check, or by a combination of the foregoing.

         6.4      PROCEDURES FOR INDEMNIFICATION.

                  (a) As used in this ARTICLE VI, the term "INDEMNITEE" means the Manager Indemnified Party or, as the case may be, the Company Indemnified Party and the term "INDEMNIFYING PARTY" shall mean the Manager, the TCW Entities and Holdings in the case where a Company Indemnified Party is the Indemnitee, and the Company in the case where a Manager Indemnified Party is the Indemnitee.

                  (b) An Indemnitee shall promptly give the Indemnifying Party notice of any matter which the Indemnitee has determined has given rise to a right of indemnification under this Agreement. Such notice shall state the amount of the Loss, if known, the method of computation thereof and the nature of such matter, all with reasonable particularity.

                  (c) If the claim for indemnification involves a Third Party Claim (as defined below), the procedures set forth in Section 6.5 hereof shall be observed by the Indemnitee and the Indemnifying Party.

         6.5 DEFENSE OF THIRD PARTY CLAIMS. Should any claim be made or suit or proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this ARTICLE VI (a "THIRD PARTY CLAIM"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                  (a) Indemnitee shall give the Indemnifying Party written notice of any such Third Party Claim promptly after receipt by Indemnitee of notice thereof, and the Indemnifying Party may undertake control of the defense thereof by counsel of his or its own choosing reasonably acceptable to Indemnitee. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnitee shall have the right to employ separate counsel at the expense of the Indemnifying Party and to direct the defense or investigation of such claim, action or proceeding if (i) based upon the advice of counsel to the Indemnitee, use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest, or (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding. If Indemnifying Party has undertaken control of the defense of the matter, Indemnitee may participate in the defense through his or its own counsel at his or its own expense. In the event an Indemnitee desires to assume the defense of the matter, the Indemnitee shall provide the Indemnifying Party with reasonable assurances of the Indemnitee's ability to bear the costs of such defense and any likely outcome. If, however, the Indemnifying Party fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and settlement of such Third Party Claim in any manner which the Indemnitee deems is reasonable with counsel of its own choosing; PROVIDED, HOWEVER, that neither party shall settle a third party claim except as provided in Section 6.5(c). Failure of Indemnitee to furnish written notice to the Indemnifying Party of a Third Party Claim shall not release the Indemnifying Party from his or its obligations hereunder, except to the extent he or it is materially prejudiced by such failure.

                  (b) The Indemnitee and the Indemnifying Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim.

                  (c) Unless the Indemnifying Party has failed to fulfill his or its obligations under this ARTICLE VI, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party has assumed the defense of a Third Party Claim as contemplated by this Section 6.5, without the consent of the Indemnitee, the Indemnifying Party shall not consent to, and the Indemnitee shall not be required to agree to, the entry of any judgment or settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each Indemnitee that is the subject of such claim and
(ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of an Indemnitee.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         7.1 SPECIFIC PERFORMANCE. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         7.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof.

         7.3 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         7.4 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         7.5 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         7.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         7.7      INTERPRETATION.

                  (a) The words "hereof," "herein," and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                  (b) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first set forth above.

                  (c) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         7.8 NOTICES. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; PROVIDED, HOWEVER, that the facsimile is promptly confirmed by confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:.

                  if to Company, to:      American Residential Investment
                                          Trust, Inc.
                                          445 Marine View Avenue
                                          Suite 230
                                          Del Mar, CA  92014
                                          Attention:  Chief Financial Officer
                                          Fax: (858) 350-6484

                  with copies to:         Gray Cary Ware  & Freidenrich  LLP
                                          4365 Executive Drive, Suite 1100
                                          San Diego, California  92121-2133
                                          Attention:  Christopher M. Smith, Esq.
                                          Facsimile:  (858) 677-1477


                  if to the Manager, to:  Home Asset Management Corp.
                                          11100 Santa Monica Boulevard
                                          Suite 2000
                                          Los Angeles, CA 90025
                                          Attention:  President
                                          Fax: (310) 235-5967

                  if to TCW, to:          TCW Crescent Mezzanine, L.L.C.
                                          11100 Santa Monica Boulevard
                                          Suite 2000
                                          Los Angeles, CA 90025
                                          Attention:  John Rocchio
                                          Fax: (310) 235-5967
                  with a copy, in
                  either instance, to:    Skadden, Arps, Slate, Meagher &
                                          Flom LLP
                                          300 South Grand Avenue
                                          34th Floor
                                          Los Angeles, CA 90071
                                          Attention:  Jeffrey H. Cohen, Esq.
                                          Facsimile: (213) 687-5600


                  or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         7.9      ENTIRE AGREEMENT; ASSIGNMENT.

                  (a) This Agreement constitutes the entire agreement between the Parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof.

                  (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law (including, by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

         7.10 ATTORNEYS' FEES. In the event of any Action at law or in equity in relation to this Agreement, the prevailing party in such Action shall be entitled to receive its reasonable attorneys' fees and all other costs and expenses of such Action. For purposes of this Section 7.10, "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding at law or at equity.

                                      * * *

                  IN WITNESS WHEREOF, the parties have executed this Termination and Release Agreement as of the date first set forth above.

                                   COMPANY:

                                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.


                                   By:  /s/ John M. Robbins, Jr.
                                      ------------------------------------------
                                   Name:  John M. Robbins, Jr.
                                        ----------------------------------------
                                   Title: Chairman of the Board and Chief
                                          Executive Officer
                                         ---------------------------------------
                                   Address: 445 Marine View Avenue, Suite 230
                                           -------------------------------------
                                            Del Mar, CA 92014
                                           -------------------------------------

                                   MANAGER:

                                   Home Asset Management Corp.


                                   By:  /s/ George E. McCown
                                      ------------------------------------------
                                   Name:  George E. McCown
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------
                                   Address:
                                           -------------------------------------

                                           -------------------------------------

                                   TCW ENTITIES:

                                   TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                                   TCW/CRESCENT MEZZANINE TRUST
                                   TCW/CRESCENT MEZZANINE
                                   INVESTMENT PARTNERS, L.P.

                                   By:    TCW/CRESCENT MEZZANINE, L.L.C.
                                   Its:   Investment Manager


                                   By:  /s/ John C. Rocchio
                                      ------------------------------------------
                                      Name:  John C. Rocchio
                                      Title: Managing Director

                                   CRESCENT/MACH I PARTNERS, L.P.

                                   By:    TCW ASSET MANAGEMENT COMPANY,
                                   Its:   Investment Advisor


                                   By:  /s/ John C. Rocchio
                                      ------------------------------------------
                                      Name:  John C. Rocchio
                                      Title: Managing Director


                                   By:  /s/ Darryl L. Schall
                                      ------------------------------------------
                                      Name:  Darryl L. Schall
                                      Title: Managing Director


                                   TCW SHARED OPPORTUNITY FUND II, L.P.

                                   By:    TCW INVESTMENT MANAGEMENT COMPANY,
                                   Its:   Investment Manager


                                   By:  /s/ John C. Rocchio
                                      ------------------------------------------
                                      Name:  John C. Rocchio
                                      Title: Managing Director


                                   By:  /s/ Darryl L. Schall
                                      ------------------------------------------
                                      Name:  Darryl L. Schall
                                      Title: Managing Director


                                   HOLDINGS:

                                   MDC REIT HOLDINGS, L.L.C.

                                   By: Home Asset Management Corp., its
                                       Managing Member

                                   By:  /s/ George E. McCown
                                      ------------------------------------------
                                   Name:  George E. McCown
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------
                                   Address:
                                           -------------------------------------

                                           -------------------------------------

                                    EXHIBIT A



         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

         2. The Company has the corporate power and authority to enter into the Transaction Agreements and to consummate the transactions contemplated thereby.

         3. The Transaction Agreements have been duly authorized for execution and delivery by the Company.

         4. The Transaction Agreements are enforceable against the Company in accordance with their terms.

         5. The execution and delivery of the Transaction Agreements by the Company and the consummation of the transactions contemplated thereby does not and will not (i) violate or result in a violation of the Articles of Amendment and Restatement, Articles Supplementary or Bylaws of the Company or
(ii) violate any provision of any applicable California, Maryland or federal law, rule or regulation.

         6. To our knowledge, no authorizations, approvals or consents of or notice to, or registrations, declarations or filings with, any court or governmental authority or agency are required in connection with the execution and delivery of the Transaction Agreements by the Company, and the consummation of the transactions contemplated therein.

                                    EXHIBIT B


                               Amendment No 1. to
                          Registration Rights Agreement



                                    EXHIBIT C


                               Amendment No 1. to
                        the Securities Purchase Agreement


                                    EXHIBIT D


                                Voting Agreement

                                    EXHIBIT E



         1. Home Asset Management Corp. ("HAMCO") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. MDC REIT Holdings, L.L.C. ("Holdings") is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. HAMCO and Holdings each have the corporate power and authority to execute and deliver the Transaction Agreements and to perform their respective obligations thereunder.

         3. The Transaction Agreements have been duly authorized by all necessary corporate action on the part of HAMCO and Holdings and have been duly executed and delivered by HAMCO and Holdings and are enforceable against HAMCO and Holdings in accordance with their terms.

         4. The execution and delivery of the Transaction Agreements by HAMCO and Holdings and the consummation of the transactions contemplated thereby does not and will not (i) violate or result in a violation of the organizational documents of HAMCO or Holdings or (ii) violate any provision of any applicable federal or California law, rule or regulation.

         5. To our knowledge, no authorizations, approvals or consents of or notice to, or registrations, declarations or filings with, any court or governmental authority or agency are required in connection with the execution and delivery of the Transaction Agreements by HAMCO or Holdings, and the consummation of the transactions contemplated therein.

         6. TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Investment Partners, L.P., Crescent/Mach I Partners, L.P. and TCW Shared Opportunity Fund II, L.P. (collectively, the "TCW PARTNERSHIPS") are each limited partnerships validly existing and in good standing under the laws of the State of Delaware. TCW/Crescent Mezzanine Trust (the "TCW TRUST" and, together with the TCW Partnerships, the "TCW ENTITIES") is a statutory business trust, validly existing and in good standing under the laws of the State of Delaware.

         7. The execution, delivery and performance of each of the Agreements are within the trust or limited partnership powers, as applicable, of each TCW Entity.

         8. The TCW Agreements have been duly authorized by all necessary corporate action on the part of each TCW Entity and have been duly executed and delivered by each TCW Entity and are enforceable against each TCW Entity in accordance with their terms under the laws of the State of California.

         9. The execution and delivery of the TCW Agreements by each TCW Entity and the consummation of the transactions contemplated thereby does not and will not (i) violate or result in a violation of any of the TCW Entities' organizational documents or (ii) violate any provision of any applicable federal or California law, rule or regulation.

         10. No authorizations, approvals or consents of or notice to, or registrations, declarations or filings with, any court or governmental authority or agency are required in connection with the execution and delivery of the TCW Agreements by each TCW Entity, and the consummation of the transactions contemplated therein.

                                 SCHEDULE 1.3(d)

                            Purchase Price Adjustment



         The Purchase Price will not be adjusted.